EXHIBIT 99.2

Signal Bay Issues Corrective Q2 2017 Results Press Release

Bend, OR –June 7, 2017 — Signal Bay, Inc. (“Signal Bay”) (OTCQB:SGBY), a provider of quality control testing and advisory services to the regulated cannabis industry, is issuing this press release to correct an error in the press release issued on May 22, 2017. Revenues for the quarter ended March 31, 2017 increased by 25% from $668,456 for the quarter ended December 31, 2016 to $832,723 for the quarter ended March 31, 2017, rather than 125% as previously reported.

About Signal Bay

Signal Bay, Inc. (the “Company”) is an Oregon-based Bio-Tech company. Through its three subsidiaries: EVIO Labs, Signal Bay Research and Signal Bay Services; the Company provides analytical testing services, management advisory services and scientific research to the legal cannabis industry. The Company's EVIO Labs division operates state-of-the-art testing facilities and offers accredited testing methodologies performed by a team of professional scientists to ensure the safety and quality of the nation's cannabis supply. Learn more at http://www.SignalBay.com or the Company can be reached directly @ 1-888-544-EVIO.

Safe Harbor Statement

Any statements in this press release that are not statements of historical fact may be considered to be forward-looking statements. Statements may contain certain forward-looking statements pertaining to future anticipated or projected plans, performance and developments, as well as other statements relating to future operations and results. Words such as "may," "will," "expect," "believe," "anticipate," "estimate," "intends," "goal," "objective," "seek," "attempt," or variations of these or similar words, identify forward-looking statements. These forward-looking statements by their nature are estimates of future results only and involve substantial risks and uncertainties, including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, our ability to complete our product testing and launch our product commercially, the acceptance of our product in the marketplace, the uncertainty of the laws and regulations relating to cannabis, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties detailed from time to time in our reports filed with the Securities and Exchange Commission, available at www.sec.gov or www.signalbay.com

Investor Relations:

investors@signalbay.com